Exhibit 99

# GE 2Q 2016 EARNINGS

GAAP continuing operations EPS of $0.36; Industrial operating + Verticals EPS of $0.51, +65%
Record backlog $320 billion, +17% vs 2Q'15, +6% ex. Alstom; Orders -2%, -16% organic
Reaffirm 2016 Industrial operating + Verticals EPS guidance

| | EARNINGS/EPS[a)] | | REVENUES | MARGINS |
|---|---|---|---|---|
| | CONTINUING OPS/EPS | NET EARNINGS/EPS | TOTAL REVENUES | INDUSTRIAL MARGIN |
| GAAP | $3.3B<br>EPS: $0.36, F | $2.7B<br>EPS: $0.30, F | $33.5B<br>+15% | 16.1%<br>+440 bps |

| | INDUSTRIAL OPERATING + VERTICALS/EPS | INDUSTRIAL SEGMENT ORGANIC REVENUES | INDUSTRIAL OP MARGIN* |
|---|---|---|---|
| NON-GAAP | $4.7B<br>EPS: $0.51, +65% | $24.4B<br>-1% | 14.2%<br>0 bps |

We present both GAAP and non-GAAP measures to provide investors with additional information. The non-GAAP measures are focused on our ongoing operations and primarily exclude the effects of the GE Capital Exit Plan, gains/losses on business dispositions, the Alstom acquisition, non-operating pension costs and restructuring charges. We believe that the focus on our ongoing operations is particularly important during the GE Capital Exit Plan period. See pages 8-11 for reconciliations between these GAAP and non-GAAP measures and the specific reasons why we provide these non-GAAP measures.

## GE CFOA

$10.7B
$11.0
~3X
$3.9B
$0.5
$3.5
$0.4
$(0.7)
2Q'15 YTD
2Q'16 YTD
GE Capital Dividend
Industrial CFOA ex. deal tax
Deal tax

## ORDERS

$27.1B
$26.6B
$14.5
$12.9
-2%
$12.6
$13.7
2Q'15
2Q'16
Equipment
Services

## BACKLOG

$272B
$320B
$72
$86
+17%
$200
$233
2Q'15
2Q'16
Equipment
Services

## CASH TO SHAREHOLDERS

$18B
2Q'16 YTD

$13.7 BILLION THROUGH BUYBACK

*The diversity and scale of our portfolio enabled the company to perform well despite a volatile and slow growth economy. We delivered $0.51 of earnings per share with strong execution in Power, Aviation and Healthcare that offset challenging environments in Oil & Gas and Transportation. We expect strong organic growth in the second half of the year and reaffirm our 2016 operating framework.*

**— Jeff Immelt, Chairman and CEO**

(a) Amounts attributable to GE common shareowners
*Non-GAAP results excluding acquired Alstom businesses, non-operating pension costs, gains and restructuring & other charges

GE 2Q 2016 EARNINGS JULY 22, 2016

2

## INDUSTRIAL DEAL HIGHLIGHTS

**Power:**

- 34 HA units in backlog; 5 new orders and 6 shipments this quarter
- First ultra-supercritical coal-fired power plant in the Middle East announced with Hassyan Energy Company and Harbin Electric; total of 2,400 MW or 25% increase of Dubai's current grid capacity; deal for 4 steam turbines, 4 boilers, 4 generators and 4 air quality control systems
- Plant based in Bouchain, France broke Guinness World Record for most efficient power plant with efficiency rate of 62.22%
- Announced acquisition of Doosan Engineering & Construction Heat Recovery Steam Generator business will expand our offerings

**Aviation:**

- Announced more than $25 billion (USD at list price) in orders & commitments at the Farnborough Air Show for GE and its partner companies
- $1 billion contract to develop new fighter engine for US Air Force and selected to power South Korea's KF-X fighter jet

**Renewable Energy:**

- 1,400 MW in orders for 2Q, 65% are new products

**Oil & Gas:**

- Building out services backlog, up 15% vs 2Q'15
- Signed first MOU to explore digital solutions with Technip for new LNG projects, powered by Predix

**Healthcare:**

- Opened first KUBio biopharmaceutical facility for JHL Biotech in China, and broke ground on second with Pfizer
- China orders up 9% on an organic basis

**Transportation:**

- Signed $51 million in orders to provide 21 new AC44 locomotives in Brazil

**Energy Connections:**

- $200 million deal to reinforce Egypt's national grid

**Current, powered by GE:**

- $70 million in lifetime internal cost savings achieved by implementing solar solutions for 18 GE sites

**Capital:**

- Enabled $2.4 billion in industrial orders in 2Q

**Digital:**

- Announced partnership with Microsoft to bring Predix to Azure cloud
- Signed agreements with Schindler and PSE&G

**Global Growth:**

- GE and SAIIC announced $3 billion in joint investments in Saudi Arabia to advance their industrial diversification

## GE CAPITAL HIGHLIGHTS

| GE CAPITAL EARNINGS WALK | 2Q'16 |
|---|---|
| Verticals | $452MM |
| Other Continuing | $(1,051)MM |
| **Capital** | **$(600)MM** |
| Discontinued operations | $(544)MM |
| **GE Capital** | **$(1,143)MM** |

- SIFI de-designation effective June 28th
- Through 2Q, $181 billion of asset sales signed and $158 billion closed. Additional $2 billion signed and $10 billion closed in July
- $15 billion GE Capital dividend YTD including $11 billion through 2Q and $4 billion in July

"Investors are seeing the benefits of our portfolio transformation. The GE Capital exit plan enabled GE Capital to return $15 billion in dividends year to date, and our de-designation as a systemically important financial institution gives us more balance sheet flexibility. We will continue to invest in key growth initiatives such as GE Digital, while returning ~$26 billion to investors through buyback and dividends."

**— Jeff Immelt, Chairman and CEO**

GE 2Q 2016 EARNINGS JULY 22, 2016

3

GE's Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

# Caution Concerning Forward-Looking Statements:

This document contains "forward-looking statements" — that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, visit http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

General Electric Capital Corporation (GECC) was merged into GE in 2015 and our financial services business is now operated by GE Capital Global Holdings LLC (GECGH). In this document, we refer to GECC and GECGH as "GE Capital". We refer to the industrial businesses of the Company including GE Capital on an equity basis as "GE". "GE (ex-GE Capital)" and /or "Industrial" refer to GE excluding GE Capital.

**Investor Contact:**
Matt Cribbins, 203.373.2424
matthewg.cribbins@ge.com

**Media Contact:**
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to:

- Industrial operating + Verticals earnings and EPS
- Industrial operating profit margin (excluding Alstom, non-operating pension cost, gains and restructuring & other charges)
- Industrial segment organic revenues
- Industrial cash flows from operating activities (Industrial CFOA)
- Industrial CFOA excluding deal costs

The reasons we use these non-GAAP financial measures and the reconciliation to their most directly comparable GAAP financial measure are included in the accompanying tables, which include information integral to assessing the Company's financial position, operating performance and cash flow.

NOTE: Amounts reported in billions in graphs within this release are computed based on the amounts in millions. As a result, the sum of the components reported in billions may not equal the total amount reported in billions due to rounding. Certain columns and rows within the tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions.

Second-quarter results webcast at 8:30 a.m. ET today

**www.ge.com/investor**

Related charts are now posted on our website for your review prior to the call.

GE 2Q 2016 EARNINGS JULY 22, 2016

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Consolidated			GE(a)			Financial Services (GE Capital)
Three months ended June 30	2016	2015	V%	2016	2015	V%	2016	2015	V%

Revenues and other income
Sales of goods and services	$28,028	$26,056	8%	$28,150	$26,141	8%	$29	$22	32%
Other income	3,150	780		3,054	769		-	-
GE Capital earnings (loss) from continuing operations	-	-		(600)	(332)		-	-
GE Capital revenues from services	2,316	2,390		-	-		2,742	2,668
Total revenues and other income	33,494	29,226	15%	30,604	26,578	15%	2,771	2,690	3%
Costs and expenses
Cost of sales	22,383	20,572		21,958	20,108		576	572
Selling, general and administrative expenses	4,883	4,385		4,231	3,661		733	806
Interest and other financial charges	1,326	713		567	414		958	423
Investment contracts, insurance losses and
insurance annuity benefits	776	657		-	-		815	706
Other costs and expenses	303	287		-	-		313	300
Total costs and expenses	29,670	26,614	11%	26,756	24,183	11%	3,394	2,805	21%
Earnings (loss) from continuing operations
before income taxes	3,824	2,612	46%	3,847	2,395	61%	(623)	(115)	U
Benefit (provision) for income taxes	(479)	(799)		(648)	(583)		168	(216)
Earnings (loss) from continuing operations	3,345	1,813	85%	3,200	1,811	77%	(454)	(331)	(37)%
Earnings (loss) from discontinued
operations, net of taxes	(541)	(2,947)		(544)	(3,039)		(541)	(2,944)
Net earnings (loss)	2,804	(1,134)	F	2,656	(1,227)	F	(995)	(3,275)	70%
Less net earnings (loss) attributable to
noncontrolling interests	(86)	225		(82)	132		(4)	93
Net earnings (loss) attributable to the Company	2,890	(1,360)	F	2,738	(1,360)	F	(991)	(3,368)	71%
Preferred stock dividends	(152)	-		-	-		(152)	(161)
Net earnings (loss) attributable to
GE common shareowners	$2,738	$(1,360)	F	$2,738	$(1,360)	F	$(1,143)	$(3,529)	68%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$3,345	$1,813	85%	$3,200	$1,811	77%	$(454)	$(331)	(37)%
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(89)	133		(82)	132		(7)	1
Earnings (loss) from continuing operations
attributable to the Company	3,433	1,679	F	3,281	1,679	95%	(448)	(332)	(35)%
Preferred stock dividends	(152)	-		-	-		(152)	(161)
Earnings (loss) from continuing operations
attributable to GE common shareowners	3,281	1,679	95%	3,281	1,679	95%	(600)	(493)	(22)%
Earnings (loss) from discontinued
operations, net of taxes	(541)	(2,947)		(544)	(3,039)		(541)	(2,944)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	3	92		-	-		3	92
Net earnings (loss) attributable to GE
common shareowners	$2,738	$(1,360)	F	$2,738	$(1,360)	F	$(1,143)	$(3,529)	68%
		–			#REF!			#REF!
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.36	$0.17	F
Basic earnings (loss) per share	$0.36	$0.17	F
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.30	$(0.13)	F
Basic earnings (loss) per share	$0.30	$(0.13)	F
Total average equivalent shares
Diluted	9,164	10,158	(10)%
Basic	9,079	10,087	(10)%
Dividends declared per common share	$0.23	$0.23	-%

(a)	Refers to the Industrial businesses of the Company including GE Capital on an equity basis.

Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

Consolidated				GE(a)			Financial Services (GE Capital)
Six months ended June 30	2016	2015	V%	2016	2015	V%	2016	2015	V%

Revenues and other income
Sales of goods and services	$53,342	$49,739	7%	$53,556	$49,980	7%	$54	$43	26%
Other income	3,158	922		3,146	822		-	-
GE Capital earnings (loss) from continuing operations	-	-		(1,492)	(6,053)		-	-
GE Capital revenues from services	4,838	4,804		-	-		5,602	5,513
Total revenues and other income	61,339	55,466	11%	55,210	44,748	23%	5,656	5,556	2%

Costs and expenses
Cost of sales	42,744	39,255		41,848	38,433		1,164	1,106
Selling, general and administrative expenses	9,491	8,800		8,214	7,486		1,607	1,597
Interest and other financial charges	3,062	1,331		1,007	803		2,389	762
Investment contracts, insurance losses and
insurance annuity benefits	1,417	1,270		-	-		1,486	1,347
Other costs and expenses	562	578		-	-		581	590
Total costs and expenses	57,276	51,233	12%	51,069	46,722	9%	7,227	5,402	34%
Earnings (loss) from continuing operations
before income taxes	4,063	4,233	(4)%	4,141	(1,974)	F	(1,571)	153	U
Benefit (provision) for income taxes	(340)	(7,093)		(849)	(890)		509	(6,203)
Earnings (loss) from continuing operations	3,723	(2,860)	F	3,292	(2,864)	F	(1,062)	(6,050)	82%
Earnings (loss) from discontinued
operations, net of taxes	(849)	(11,883)		(852)	(12,064)		(849)	(11,879)
Net earnings (loss)	2,874	(14,743)	F	2,440	(14,927)	F	(1,911)	(17,929)	89%
Less net earnings (loss) attributable to
noncontrolling interests	(207)	190		(199)	6		(8)	184
Net earnings (loss) attributable to the Company	3,081	(14,933)	F	2,639	(14,933)	F	(1,903)	(18,113)	89%
Preferred stock dividends	(441)	-		-	-		(441)	(161)
Net earnings (loss) attributable to
GE common shareowners	$2,639	$(14,933)	F	$2,639	$(14,933)	F	$(2,344)	$(18,274)	87%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$3,723	$(2,860)	F	$3,292	$(2,864)	F	$(1,062)	$(6,050)	82%
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(210)	9		(199)	6		(11)	3
Earnings (loss) from continuing operations
attributable to the Company	3,933	(2,869)	F	3,492	(2,869)	F	(1,051)	(6,053)	83%
Preferred stock dividends	(441)	-		-	-		(441)	(161)
Earnings (loss) from continuing operations
attributable to GE common shareowners	3,492	(2,869)	F	3,492	(2,869)	F	(1,492)	(6,215)	76%
Earnings (loss) from discontinued
operations, net of taxes	(849)	(11,883)		(852)	(12,064)		(849)	(11,879)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	3	181		-	-		3	181
Net earnings (loss) attributable to GE
common shareowners	$2,639	$(14,933)	F	$2,639	$(14,933)	F	$(2,344)	$(18,274)	87%

Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.38	$(0.29)	F
Basic earnings (loss) per share	$0.38	$(0.29)	F
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.28	$(1.48)	F
Basic earnings (loss) per share	$0.29	$(1.48)	F
Total average equivalent shares
Diluted	9,264	10,077	(8)%
Basic	9,179	10,077	(9)%
Dividends declared per common share	$0.46	$0.46	-%

(a)	Refers to the Industrial businesses of the Company including GE Capital on an equity basis.

Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2016	2015	V%	2016	2015	V%

Revenues(a)
Power	$6,639	$5,055	31%	$11,843	$9,667	23%
Renewable Energy	2,094	1,641	28%	3,763	2,669	41%
Oil & Gas	3,219	4,118	(22)%	6,533	8,157	(20)%
Energy Connections	2,734	1,768	55%	4,994	3,453	45%
Aviation	6,511	6,251	4%	12,774	11,926	7%
Healthcare	4,525	4,337	4%	8,708	8,412	4%
Transportation	1,240	1,420	(13)%	2,222	2,728	(19)%
Appliances & Lighting	1,667	2,236	(25)%	3,663	4,177	(12)%
Total industrial segment revenues	28,630	26,826	7%	54,499	51,188	6%
Capital	2,771	2,690	3%	5,656	5,556	2%
Total segment revenues	31,401	29,516	6%	60,155	56,744	6%
Corporate items and eliminations(a)	2,093	(290)		1,184	(1,278)
Consolidated revenues and other income
from continuing operations	$33,494	$29,226	15%	$61,339	$55,466	11%

Segment profit (loss)(a)
Power	$1,140	$1,046	9%	$1,714	$1,803	(5)%
Renewable Energy	128	144	(11)%	211	201	5%
Oil & Gas	320	613	(48)%	628	1,102	(43)%
Energy Connections	35	82	(57)%	(49)	110	U
Aviation	1,348	1,269	6%	2,872	2,583	11%
Healthcare	782	704	11%	1,413	1,292	9%
Transportation	273	331	(18)%	437	556	(21)%
Appliances & Lighting	96	165	(42)%	211	268	(21)%
Total industrial segment profit	4,122	4,355	(5)%	7,437	7,915	(6)%
Capital	(600)	(493)	(22)%	(1,492)	(6,215)	76%
Total segment profit (loss)	3,523	3,862	(9)%	5,944	1,700	F
Corporate items and eliminations(a)	974	(1,185)		(597)	(2,876)
GE interest and other financial charges	(567)	(414)		(1,007)	(803)
GE provision for income taxes	(648)	(583)		(849)	(890)
Earnings (loss) from continuing operations
attributable to GE common shareowners	3,281	1,679	95%	3,492	(2,869)	F
Earnings (loss) from discontinued operations,
net of taxes	(541)	(2,947)	82%	(849)	(11,883)	93%
Less net earnings attributable to
noncontrolling interests, discontinued operations	3	92	(97)%	3	181	(98)%
Earnings (loss) from discontinued operations,
net of tax and noncontrolling interest	(544)	(3,039)	82%	(852)	(12,064)	93%
Consolidated net earnings (loss)
attributable to GE common shareowners	$2,738	$(1,360)	F	$2,639	$(14,933)	F

(a)
Segment revenues include revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations and material accounting changes, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power, Renewable Energy, Oil & Gas, Energy Connections, Aviation, Healthcare, Transportation and Appliances & Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment's relative net cost of operations. Total industrial segment revenues and profit include the sum of our eight industrial reporting segments without giving effect to the elimination of transactions among such segments. Total segment revenues and profit include the sum of our eight industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments.  We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

	Consolidated		GE(a)		Financial Services (GE Capital)
	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,
(Dollars in billions)	2016	2015	2016	2015	2016	2015

Assets
Cash and marketable securities	$91.8	$102.5	$10.0	$10.5	$81.8	$91.9
Receivables	25.1	27.0	14.0	14.7	-	-
Inventories	24.7	22.5	24.7	22.4	0.1	0.1
GE Capital financing receivables - net	12.0	12.1	-	-	24.0	25.0
Property, plant & equipment - net	50.4	54.1	19.5	20.1	31.6	34.8
Receivable from GE Capital (debt assumption)	-	-	65.2	84.7	-	-
Investment in GE Capital	-	-	33.8	46.2	-	-
Goodwill & intangible assets	83.7	83.3	81.0	80.5	2.7	2.8
Contract assets	23.5	21.2	23.5	21.2	-	-
Other assets	40.2	46.7	20.0	20.5	29.3	36.0
Assets of businesses held for sale	0.1	2.8	0.1	2.8	-	-
Assets of discontinued operations	49.9	121.0	-	-	49.9	120.9
Total assets	$401.5	$493.1	$291.8	$323.7	$219.4	$311.5

Liabilities and equity
Borrowings	$156.4	$197.6	$89.5	$103.1	$133.3	$180.2
Investment contracts, insurance liabilities and
insurance annuity benefits	27.1	25.7	-	-	27.6	26.2
Non-current compensation and benefits	40.4	40.5	39.5	39.5	1.0	1.0
Other liabilities	73.3	78.8	73.4	77.0	8.9	11.1
Liabilities of businesses held for sale	0.1	0.9	0.1	1.4	-	-
Liabilities of discontinued operations	14.4	46.5	0.1	0.1	14.3	46.4
Redeemable noncontrolling interest	3.1	3.0	3.1	3.0	-	-
GE shareowners' equity	85.0	98.3	85.0	98.3	33.8	46.2
Noncontrolling interests	1.7	1.9	1.2	1.4	0.5	0.5
Total liabilities and equity	$401.5	$493.1	$291.8	$323.7	$219.4	$311.5

(a)	Refers to the Industrial businesses of the Company including GE Capital on an equity basis.

Amounts may not add due to rounding

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

 We sometimes use financial measures derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. The following non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

	Industrial operating and GE Capital earnings (loss) from continuing operations and EPS
	Industrial operating + Verticals earnings and EPS
	Industrial operating profit and operating profit margin (excluding certain items)
	Industrial segment organic revenues
	Industrial cash flows from operating activities (Industrial CFOA) and Industrial CFOA excluding deal taxes

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

INDUSTRIAL OPERATING EARNINGS AND GE CAPITAL EARNINGS (LOSS)
FROM CONTINUING OPERATIONS AND EPS

	Three months ended June 30
(Dollars in millions; except per share amounts)	2016	2015	V%

Consolidated earnings (loss) from continuing operations
attributable to GE common shareowners (GAAP)	$3,281	$1,679	95%
Non-operating pension costs (pre-tax)	511	689
Tax effect	(179)	(241)
Adjustment: non-operating pension costs (net of tax)	332	448
Operating earnings (loss) (Non-GAAP)	$3,613	$2,127	70%

Adjustment: GE Capital earnings (loss) from continuing operations
attributable to GE common shareowners	(600)	(493)
Industrial operating earnings (loss) (Non-GAAP)	$4,213	$2,620	61%

Earnings (loss) per share (EPS) - diluted(a)
Consolidated EPS from continuing operations attributable to GE common shareowners (GAAP)	$0.36	$0.17	F
Adjustment: non-operating pension costs (net of tax)	0.04	0.04
Operating EPS (Non-GAAP)	0.39	0.21	86%
GE Capital EPS from continuing operations attributable to GE common shareowners	(0.07)	(0.05)	(40)%
Industrial operating EPS (Non-GAAP)	$0.46	$0.26	77%

(a)	Earnings (loss) per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings (loss) excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and curtailment loss components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings (loss) provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension costs are not necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

INDUSTRIAL OPERATING + VERTICALS EARNINGS AND EPS

	Three months ended June 30
(Dollars in millions; except per share amounts)	2016	2015	V%

GE Capital earnings (loss) from continuing operation attributable to GE common shareowners (GAAP)	$(600)	$(493)	(22)%
Adjustment: Verticals earnings(a)	452	531
GE Capital other continuing earnings (loss) (Non-GAAP)	$(1,051)	$(1,024)	(3)%

Industrial operating earnings (Non-GAAP)	$4,213	$2,620	61%
Verticals earnings(a)	452	531
Industrial operating earnings + Verticals earnings (Non-GAAP)	$4,665	$3,151	48%

Earnings (loss) per share (EPS) - diluted(b)
Industrial operating EPS (Non-GAAP)	$0.46	$0.26	77%
Adjustment: Verticals EPS	0.05	0.05	-%
Industrial operating + Verticals EPS (Non-GAAP)	$0.51	$0.31	65%

(a)
Verticals include businesses expected to be retained (GECAS, EFS, Industrial Finance, and run-off Insurance), including allocated corporate costs of $25 million after tax in both the three months ended June 30, 2016 and 2015.

(b)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

As described above, Verticals represents the GE Capital businesses that we expect to retain. We believe that presenting Industrial operating + Verticals earnings-per-share amounts provides management and investors with a useful measure to evaluate the performance of the businesses we expect to retain after the disposition of most of our financial services business.

INDUSTRIAL OPERATING PROFIT AND OPERATING PROFIT MARGIN (EXCLUDING CERTAIN ITEMS)

	Three months ended June 30
(Dollars in millions)	2016	2015

Revenues
GE total revenues and other income (GAAP)	$30,604	$26,578
Less: GE Capital loss from continuing operations	(600)	(332)
GE revenues and other income excluding GE Capital loss (Industrial revenues)	$31,204	$26,910

Less: gains	3,129	499
Less: Alstom	3,171	-
Adjusted Industrial revenues (Non-GAAP)	$24,904	$26,411

Costs
GE total costs and expenses (GAAP)	$26,756	$24,183
Less: GE interest and other financial charges	567	414
Industrial costs excluding interest and other financial charges	$26,189	$23,769

Less: Alstom	3,033	-
Less: non-operating pension costs (pre-tax)	511	689
Less: restructuring and other	1,188	399
Less: noncontrolling interests and 2015 GE Capital preferred stock dividends	82	29
Adjusted Industrial costs (Non-GAAP)	$21,375	$22,652

Industrial profit (GAAP)	$5,015	$3,141
Industrial margins (GAAP)	16.1%	11.7%

Industrial operating profit (Non-GAAP)	$3,529	$3,760
Industrial operating profit margins (Non-GAAP)	14.2%	14.2%

We have presented our Industrial operating profit and operating profit margin excluding gains, non-operating pension costs (pre-tax) restructuring and other, noncontrolling interests, GE Capital preferred stock dividends, as well as the results of Alstom. We believe that Industrial operating profit and operating profit margin adjusted for these items are meaningful measures because they increase the comparability of period-to-period results.

INDUSTRIAL SEGMENT ORGANIC REVENUES

	Three months ended June 30
(Dollars in millions)	2016	2015	V%

Industrial segment revenues (GAAP)	$28,630	$26,826	7%
Adjustment:
Acquisitions, business dispositions (other than
dispositions of businesses acquired for investment)
and currency exchange rates	4,185	2,202
Industrial segment organic revenues (Non-GAAP)	$24,445	$24,624	(1)%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

INDUSTRIAL CASH FLOWS FROM OPERATING ACTIVITIES (INDUSTRIAL CFOA)
AND INDUSTRIAL CFOA EXCLUDING DEAL TAXES

	Six months ended June 30
(Dollars in millions)	2016	2015	V%

Cash from GE's operating activities (continuing operations), as reported (GAAP)	$10,689	$3,950	F
Adjustment: dividends from GE Capital	11,000	450
Industrial CFOA (Non-GAAP)	$(311)	$3,500	U
Adjustment: deal taxes related to the Appliances business sale	700	-
Industrial CFOA excluding deal taxes (Non-GAAP)	$389	$3,500	U

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GE Capital. This includes the effects of intercompany transactions, including GE customer receivables sold to GE Capital; GE Capital services for trade receivables management and material procurement; buildings and equipment leased by GE from GE Capital; information technology (IT) and other services sold to GE Capital by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GE Capital from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs.  We believe that investors may find it useful to compare GE's operating cash flows without the effect of GE Capital dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of deal taxes paid related to the Appliances business sale. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GE Capital cash flows. We believe that our measure of Industrial CFOA and Industrial CFOA excluding Appliances deal-related taxes provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.